UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 14, 2005

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	000-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review

(a) In response to recently announced financial statement restatements by a number of public companies, the American Institute of Certified Public Accountants (“AICPA”) requested that the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) clarify the interpretation of certain accounting issues and their application under generally accepted accounting principles relating to operating leases. On February 7, 2005, the staff of the Office of the Chief Accountant of the SEC provided its views to the AICPA. In its letter to the AICPA, the SEC staff stated, among other things, that leasehold improvements in an operating lease should be amortized by the lessee over the shorter of the economic life of the improvements or the lease term (which should include lease renewal periods only when they are “reasonably assured” as that term is contemplated by Statement of Financial Accounting Standards No. 13), and that the SEC staff believes its views are based upon existing accounting literature (as opposed to a new interpretation of generally accounting accepted principles).

As a consequence of these developments, Tully’s management has reevaluated the company’s accounting with respect to operating leases. Generally, Tully’s leases have a primary lease term of ten years and one or more renewal options, but some properties have shorter lease terms and/or no lease renewal options. The estimated economic life for leasehold improvements is generally ten years, and Tully’s amortization policy is to amortize leasehold improvements over the shorter of the estimated economic life or the lease term (as determined for accounting purposes). In the February 2005 lease accounting analysis, Tully’s management has reevaluated each lease to determine, under generally accepted accounting principles, whether the lease term should include or exclude any lease renewal option(s). In some instances, the lease renewal option involved an economic penalty for nonrenewal, with the result that the option period should be included in the lease term for accounting purposes. For most of Tully’s leases, it was determined that the lease term should not include the renewal option(s). After the appropriate lease term for accounting purposes was determined for each leasehold, Tully’s recomputed the amounts of leasehold amortization expense for each leasehold for the historical periods after the leases commenced and compared these to the amounts recorded for leasehold expense in its historical financial statements.

Based upon this analysis, Tully’s management determined the effects on Tully’s historical financial statements, which are summarized in Note 2 of the Notes to the Condensed Consolidated Financial Statements included in Tully’s Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2004 (the “Third Quarter 10-Q”). Tully’s has reflected these corrections in the condensed consolidated financial statements for the interim period ended December 26, 2004 and has restated prior period financial information, where applicable, in the Third Quarter 10-Q.

The following is a summary of the impact of the Restatement upon the condensed consolidated financial statements (dollars in thousands, except per share data)

Adjustments to Condensed Consolidated Balance Sheet (unaudited)

	As Previously Reported	Adjustments	As Restated
March 28, 2004
Property and equipment, net	$14,004	$(648)	$13,356
Total assets	20,944	(648)	20,296
Accumulated deficit	(87,953)	(648)	(88,601)
Total shareholders’ deficit	(5,454)	(648)	(6,102)
Total liabilities and shareholders deficit	$20,944	$(648)	$20,296

Adjustments to Condensed Consolidated Statement of Operations (unaudited)

	As Previously Reported	Adjustments	As Restated
Third Quarter 2004
Depreciation and amortization	$858	$7	$865

Total cost of goods sold and operating expenses	12,917	7	12,924
Operating loss	(127)	(7)	(134)
Loss before income taxes	(287)	(7)	(294)
Net loss	$(298)	$(7)	$(305)

Net loss per share – basic and diluted	$(0.02)	$ *	$(0.02)
* Amount is less than $0.01 per share

Thirty-nine week period ended December 28, 2003
Depreciation and amortization	$2,706	$22	$2,728

Total cost of goods sold and operating expenses	39,880	22	39,902
Operating loss	(915)	(22)	(937)
Loss before income taxes	(1,415)	(22)	(1,437)
Net loss	$(1,439)	$(22)	$(1,461)

Net loss per share – basic and diluted	$(0.09)	$—	$(0.09)

Adjustments to Condensed Consolidated Statement of Cashflows (unaudited)

	As Previously Reported	Adjustments	As Restated
Thirty-nine week period ended December 28, 2003
Net loss	$(1,439)	$(22)	$(1,461)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,706	22	2,728
Net cash provided by operating activities	940	—	940
Net increase in cash and cash equivalents	$481	$—	$481

In the thirty-nine week period ended December 26, 2004, $93,000 of additional depreciation and amortization expense was recorded in connection with the correction of the results for the twenty-six week period ended September 26, 2004.

These corrections had the general effect of increasing the amount of depreciation and amortization expense and reducing the corresponding net book value of the leasehold improvement asset as of December 26, 2004 and for prior periods (the “Restatement”). For a number of the leaseholds, the increased amount of depreciation and amortization expense in one or more periods resulted in a reduction in the amount of a subsequent impairment charge (this was not applicable for the interim periods presented in the Third Quarter 10-Q). The corrections identified by Tully’s management in the Restatement are subject to possible revision after Tully’s independent registered public accountants have completed their audit procedures with respect to the Restatement data.

On February 14, 2005 Tully’s management reviewed the results of its lease accounting analysis with the audit committee of Tully’s board of directors and with Moss Adams LLP, Tully’s independent registered public accountants. Tully’s management believes that corrections should be incorporated into the financial statements for prior periods through the restatement of those financial statements. For this reason, the consolidated financial statements and related financial information for the affected periods contained in such reports should no longer be relied upon. Tully’s intends to amend its Annual Report on Form 10-K for the fiscal year ended March 28, 2004 to restate the financial statement data for Fiscal 2002, Fiscal 2003 and Fiscal 2004 and its Quarterly Reports on Form 10-Q for the quarterly periods ended June 27, 2004 and September 26, 2004 to reflect the adjustments determined through this lease review, after Moss Adams LLP and PricewaterhouseCoopers LLP (the company’s former independent registered public accountants) complete their audit procedures with respect to this information. Tully’s does not intend to amend its Annual Reports on Form 10-K or its Quarterly Reports on Form 10-Q for periods prior to March 28, 2004.

Item 8.01 Other Events

On February 14, 2005, Tully’s Coffee Corporation (“Tully’s”) issued a press release announcing its financial results for the third fiscal quarter ended December 26, 2004. The press release issued by Tully’s is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press Release issued by Tully’s Coffee Corporation on February 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: February 14, 2005	By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin
Executive Vice-President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by Tully’s Coffee Corporation on February 14, 2005.